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                                                                       EXHIBIT 1

                                                                  Execution Copy

                              JLG Industries, Inc.

                                  $175,000,000

                    8 3/8% Senior Subordinated Notes Due 2012

                               PURCHASE AGREEMENT

June 12, 2002

First Union Securities, Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Banc One Capital Markets, Inc.
BMO Nesbitt Burns Corp.
BNY Capital Markets, Inc.
Credit Lyonnais Securities (USA) Inc.

c/o First Union Securities, Inc.
First Union Center
301 South College Street, NC 0604
Charlotte, North Carolina 28288-0602

Ladies and Gentlemen:

        JLG Industries, Inc., a Pennsylvania corporation (the "Company"), and the Note Guarantors listed on the signature pages hereto (the "Note Guarantors") confirm their agreement with First Union Securities, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., BMO Nesbitt Burns Corp., BNY Capital Markets, Inc. and Credit Lyonnais Securities (USA) Inc. (collectively, the "Initial Purchasers").

        1. Notes. The Company proposes to issue and sell (the "Initial Placement") to the Initial Purchasers $175,000,000 principal amount of its 8 3/8% Senior Subordinated Notes Due 2012 (the "Notes"), guaranteed on a senior subordinated basis by the Note Guarantors. The Notes are to be issued under an indenture (the "Indenture") to be dated as of the Issue Date (as defined below) among the Company, the Note Guarantors and The Bank of New York as trustee (the "Trustee"). This Agreement, the Registration Rights Agreement, to be dated the Issue Date, between the Initial Purchasers and the Company (the "Registration Rights Agreement") and the Indenture are hereinafter collectively referred to as the "Transaction Documents" and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the "Transactions".

        The offer and sale of the Notes to the Initial Purchasers will be made without registration of the Notes (and the related Note Guarantees) under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon certain exemptions from the registration requirements of the



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Securities Act. The Initial Purchasers have advised the Company and the Note
Guarantors that they will offer and sell the Notes purchased by them hereunder in accordance with Section 4 hereof as soon as they deem advisable.

        In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated May 30, 2002 (the "Preliminary Memorandum"), and a final offering memorandum, dated the date hereof (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Notes, the Transaction Documents and the Transactions. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum as of the date hereof (the "Execution Date") and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Date.

        2. Representations and Warranties of the Company and the Note Guarantors. The Company and the Note Guarantors jointly and severally represent and warrant to, and agree with, each of the several Initial Purchasers that:

        (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not and at the Closing Date (as defined in Section 3 hereof) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Initial Purchaser through the Initial Purchasers specifically for inclusion therein, as specified in Section 12.

        (b) Each of the Company and its direct and indirect subsidiaries has been duly organized and each is validly existing under the laws of the jurisdiction in which it is chartered or organized. Each of the Company and its direct and indirect subsidiaries organized in the United States is in good standing under the laws of the jurisdiction in which it is chartered or organized and is duly qualified to do business as a foreign corporation under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to be so incorporated or organized and validly existing or to so qualify, in the aggregate, would not have a Material Adverse Effect. "Material Adverse Effect" shall mean a material adverse change in or effect on the business, financial condition, material properties or prospects, whether or not in the ordinary course of business, of the Company and its direct and indirect subsidiaries, considered as one enterprise.



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        (c) Each of the Company and its direct and indirect subsidiaries has full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Final Memorandum; and each of the Company and the Note Guarantors has full power (corporate and other) to enter into the Transaction Documents and to carry out all the terms and provisions hereof and thereof to be carried out by it.

        (d) The Company has an authorized, issued and outstanding capitalization as set forth in the Final Memorandum. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

        (e) The issued shares of capital stock of each of the Company's direct and indirect subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as otherwise set forth in the Final Memorandum, are (i) owned of record and beneficially by the Company, either directly or through wholly-owned subsidiaries, and (ii) except for the common stock of Fulton Funding Corporation, are free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect in title or any claim of any third party.

        (f) Except for Fulton Funding Corporation, no direct or indirect subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as provided by applicable laws or regulations, by the Indenture, or as described in or contemplated by the Final Memorandum.

        (g) Except for employee and director stock options or otherwise as described in the Final Memorandum, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

        (h) Ernst & Young LLP, who has certified certain financial statements of the Company and delivered its reports with respect to the audited consolidated financial statements and schedules in the Final Memorandum, is and was, to the Company's knowledge, an independent public accountant with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder.

        (i) The consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries included in the Final Memorandum fairly present in all material respects the financial position of the Company and its consolidated subsidiaries and the results of operations as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a Material Adverse Effect; such financial statements and schedules have been prepared in



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accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly noted in the notes thereto or elsewhere in the Final Memorandum); and the summary or selected financial information included in the Final Memorandum has been fairly extracted from the financial statements of the Company and fairly presents in all material respects, on the basis stated in the Final Memorandum, the information included therein.

        (j) Subsequent to the respective dates as of which information is given in the Final Memorandum, (i) none of the Company and its direct and indirect subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than a $0.005 per share dividend declared on May 23, 2002; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of each of the Company and its direct and indirect subsidiaries, except in each case as described in or contemplated by the Final Memorandum.

        (k) Each of the Company and its direct and indirect subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (l) The Transaction Documents have been duly authorized by all necessary corporate action of the Company and the Note Guarantors and, when duly executed and delivered by the Company, the Note Guarantors and, as the case may be, by the Trustee, will constitute legal, valid and binding obligations of the Company and the Note Guarantors, enforceable against the Company and the Note Guarantors in accordance with their terms, except as the enforcement thereof may be limited to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity.

        (m) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA") and to the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

        (n) The Notes have been duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Notes will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms and the terms of the Indenture, except as the enforcement thereof may be limited to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers),



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reorganization, moratorium or similar laws affecting enforcement of creditors'
rights generally and except as enforcement thereof is subject to general principles of equity.

        (o) Assuming execution and delivery on or before the Closing Date of the Amended and Restated Credit Agreement by and among the Company, its subsidiaries listed therein, First Union National Bank, Bank One, Michigan, and the entities listed on Schedule 2 therein (the "Bank Credit Facility"), and the Amended and Restated Financing Agreement by and among the Company, its subsidiaries listed therein, and Allfirst Bank (the "Amended and Restated Financing Agreement"), the issuance, offering and sale of the Notes to the Initial Purchasers by the Company pursuant to this Agreement and the compliance by the Company and the Note Guarantors with the other provisions of the Transaction Documents herein and therein set forth do not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or the Note Guarantors, or (ii) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement, or material agreement or material instrument to which the Company or any of its direct or indirect subsidiaries is a party or by which the Company or any of such subsidiaries or any of their respective properties is bound, or with the charter or by-laws of the Company or any of such subsidiaries, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or any of such subsidiaries, except for any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator the noncompliance with which would not result in a Material Adverse Effect or adversely affect the consummation by the Company or any of the Note Guarantors of the transactions contemplated hereby.

        (p) No legal or governmental proceedings or, to the Company's knowledge, investigations are pending to which the Company or any of its direct and indirect subsidiaries is a party or to which the property of the Company or any of such subsidiaries is subject that are not described in the Preliminary Memorandum or the Final Memorandum, and, to the Company's knowledge, no governmental proceedings or investigations have been threatened against the Company or any of such subsidiaries or with respect to any of their respective properties, except, in each case, for such proceedings or investigations that, if the subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a Material Adverse Effect.

        (q) Except for information required to be disclosed pursuant to Items 402 and 403 of Regulation S-K under the Securities Act, no relationship, direct or indirect, exists between or among the Company or any of its direct or indirect subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that would be required by the Securities Act to be described in a prospectus were the Notes being issued and sold in a public offering, that is not described in the Preliminary Memorandum and the Final Memorandum.

        (r) None of the Company and any of the Note Guarantors is now nor after giving effect to the issuance of the Notes and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or
(iii)



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incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

        (s) The Company has not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

        (t) Since April 30, 2002, there has been no Material Adverse Effect.

        (u) Each of the Company and its direct and indirect subsidiaries has good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case except as set forth in the Final Memorandum or the Company's filings under the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except such as do not have a Material Adverse Effect. Any real property held by the Company or such subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not have a Material Adverse Effect.

        (v) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any of the Company's direct or indirect subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any of the Company's direct or indirect subsidiaries has any liability, direct or indirect, contingent or otherwise (a "Plan") which would have a Material Adverse Effect; each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and the Company's direct or indirect subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification. No labor dispute with the employees of the Company or any of its direct and indirect subsidiaries exists or is threatened or imminent which could result in a Material Adverse Effect.

        (w) No proceeding looking toward merger, consolidation, liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company or its subsidiaries is pending or contemplated.

        (x) Each of the Company and its direct and indirect subsidiaries owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material



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proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; and none of the Company and any of its direct or indirect subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

        (y) Each of the Company and its direct and indirect subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the businesses in which they are engaged, except where the failure to have such would not have a Material Adverse Effect; and none of the Company and any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

        (z) Each of the Company and its direct and indirect subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such would not have a Material Adverse Effect, and none of the Company and any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

        (aa) Environmental Matters:

                        (i) Each of the Company and its direct and indirect subsidiaries is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements ("Legal Requirements") relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources ("Environmental Law");

                        (ii) Each of the Company and its direct and indirect subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals, and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of the business of each of the Company and any such subsidiary ("Environmental Permits");

                        (iii) There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are likely to interfere with the conduct of the business of each of the Company and its direct and indirect subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits; and

                        (iv) There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties of each of the Company and its direct and



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        indirect subsidiaries or any businesses, assets or properties formerly leased, operated or owned by each of the Company and any such subsidiary, including but not limited to on- site or off-site disposal or release of any chemical substance, product or waste, which may give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (iii) liabilities or obligations incurred by the Company and any such subsidiary to comply with any Environmental Law; or
        (iv) fines or penalties arising under any Environmental Law;

except in each case for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not result in a Material Adverse Effect.

        (bb) No default exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which each of the Company and any of its direct and indirect subsidiaries is a party or by which the Company and any such subsidiary, or any of their respective properties, is bound which would have or which, after notice or lapse of time or both, would have a Material Adverse Effect.

        (cc) Each of the Company and its direct and indirect subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company retains adequate reserves and except in each case for any noncompliance that, singly or in the aggregate, would not result in a Material Adverse Effect.

        (dd) The Company is not an "investment company", and is not a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the securities of the Company.

        (ee) None of the Company, any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), and any person acting on its or their behalf (other than the Initial Purchasers and their agents, as to which the Company makes no representation or warranty) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

        (ff) None of the Company, any of its Affiliates, and any person acting on its or their behalf (other than the Initial Purchasers and their agents, as to which the Company makes no representation or warranty) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.

        (gg) None of the Company, any of its Affiliates, and any person acting on its or their



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behalf (other than the Initial Purchasers and their agents, as to which the
Company makes no representation or warranty) has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act ("Regulation S"). Terms used in this paragraph have the meanings given to them by Regulation S.

        (hh) None of the Company and any of its Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes; nor has the Company or any of its Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

        (ii) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

        (jj) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement, the Preliminary Memorandum and the Final Memorandum to register any of the Notes or the related Note Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

Each certificate signed by any officer of the Company or the Note Guarantors and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty by the Company or the Note Guarantors, as the case may be, to the Initial Purchasers as to the matters covered thereby.

        3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell $175,000,000 principal amount of Notes, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule 1 hereto at a purchase price equal to 97.125% of the principal amount thereof. One or more certificates in definitive form, as instructed by the Initial Purchasers for the Notes that the several Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Issue Date, shall be delivered by or on behalf of the Company to the Initial Purchasers for the respective accounts of the several Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in same-day funds (the "Wired Funds") to the account of the Company. Such delivery of and payment for the Notes shall be made at the offices of Covington & Burling ("Counsel for the Company"), 1330 Avenue of the Americas, New York, New York 10019 at 10:00 A.M., New York City time, on June 17, 2002, or at such other place, time or date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date". The Company will make such certificate or certificates for the Notes available for checking by the Initial Purchasers at the New



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York, New York offices of Cleary, Gottlieb, Steen & Hamilton ("Counsel for the
Initial Purchasers") at least 24 hours prior to the Closing Date.

        4.      Offering of the Notes and the Initial Purchasers'
Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to and agrees with the Company that:

        (a)     It is an "accredited investor" (as defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act).

        (b) It (and any person acting on its behalf) has not offered or sold, and it (and any person acting on its behalf) will not offer or sell, any Notes except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("QIBs") in transactions meeting the requirements of Rule 144A, or (ii) in accordance with the restrictions set forth in Regulation S. In connection with each sale pursuant to clause (i) above, each Initial Purchaser (and any person acting on its behalf) has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance upon Rule 144A.

        (c) Neither it nor any person acting on its behalf has made or will make offers or sales of the Notes other than in accordance with Rule 144A or Regulation S and therefore not by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

        (d) At or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it (and any person acting on its behalf) will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

        "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States, or to or for the account or benefit of U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and June 17, 2002, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

        (e) (i) It has not offered or sold and, prior to the expiration of a period of six months from the closing of the offering of the Notes, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FMSA")) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of



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the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

        5. Covenants of the Company. The Company covenants and agrees with each of the Initial Purchasers that:

        (a) The Company will furnish to the Initial Purchasers and to Counsel for the Initial Purchasers as soon as reasonably possible, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they reasonably may request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Notes and will reimburse the Initial Purchasers for payment of the required PORTAL (as defined below) filing fee.

        (b) The Company will not amend or supplement the Final Memorandum prior to the completion of the distribution of the Notes by the Initial Purchasers without the prior written consent of First Union Securities, Inc. and Credit Suisse First Boston Corporation.

        (c) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, if any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and Counsel for the Initial Purchasers without charge in such quantities as may be reasonably requested.

        (d) The Company will (i) qualify the Notes and the related Note Guarantees for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and (ii) will maintain such qualifications for so long as required for the sale of the Notes by the Initial Purchasers; provided, that the Company will not be required to qualify to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

        (e) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, the Company, whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event. The Company will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as the Company becomes aware of any such decrease, notice or public announcement. The Company will also deliver to the Initial Purchasers, as soon as available and without request, copies of its yearly and quarterly filings under the Exchange Act.

        (f) The Company will not, and will not permit any of its Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

        (g) Except as contemplated in the Registration Rights Agreement, none of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to whom the Company makes no covenant) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

        (h) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to whom the Company makes no covenant) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes.

        (i) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, the Company will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.)

        (j) The Company will use its best efforts to cause the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market securities in accordance with the rules and regulations adopted by the National Association of Notes Dealers, Inc. relating to trading in PORTAL and to be eligible for clearance and settlement through DTC.

        (k) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

        (l) Until completion of the distribution, neither the Company nor any of its Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

        (m) For so long as any Notes are outstanding, each of the Company and its subsidiaries will conduct its operations in a manner that will not subject the Company or any such subsidiary to registration as an investment company under the Investment Company Act.

        (n) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or their agents, as to which the Company makes no covenant) will engage in any directed selling efforts with respect to the Notes, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given them by Regulation S.

        (o) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

                THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED.

        6. Expenses. The Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the Preliminary Memorandum and Final Memorandum and any amendment or supplement thereto, this Agreement and any blue sky memoranda; (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents; (iii) the fees and disbursements of the counsel, the accountants, the Trustee and any other experts or advisors retained by the Company; (iv) preparation, issuance and delivery to the Initial Purchasers of any certificates evidencing the Notes;
(v) the qualification of the Notes under state securities and blue sky laws, and the maintenance of such qualifications, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto; (vi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in the PORTAL market; and (vii) the fees of any agency that rates the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in
Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes. The Company shall not in any event be liable to any of the Initial Purchasers for the loss of anticipated profits from the transactions covered by this Agreement.

        7. Conditions to the Initial Purchasers' Obligations. The obligations of the several Initial Purchasers to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company in Section 2 hereof, in each case as of the Execution Date and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

        (a) The Initial Purchasers shall have received opinions, dated the Closing Date, of Thomas D. Singer, Senior Vice President and General Counsel of the Company and Covington & Burling, outside counsel for the Company, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit A hereto.

        (b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Counsel for the Initial Purchasers, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters. In rendering such opinion, such counsel may rely as to certain matters of law upon the opinion of Covington & Burling referred to in paragraph (a) above.

        (c) The Initial Purchasers shall have received a "comfort letter" from Ernst & Young LLP, the independent public accountant for the Company, dated as of the date hereof, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers. In addition, the Initial Purchasers shall have received a "bring-down comfort letter" from Ernst & Young LLP, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers. References to the Final Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

        (d) The Bank Credit Facility, with terms substantially the same as those described in the Preliminary Memorandum and the Final Memorandum, shall have been executed and delivered by the parties thereto, and the closing conditions to the initial borrowings thereunder shall have been satisfied. The Initial Purchasers have received copies of the executed Bank Credit Facility.

        (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that:

                (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Date; the Final Memorandum, as amended or supplemented as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding that is material to the Company and its subsidiaries, and there has not been any Material Adverse Effect, except in each case as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

        (f) The Notes shall have received initial ratings of not less than BB+ by Standard & Poor's and Ba2 by Moody's, and, subsequent to the Execution Date, there shall not have been any decrease in the rating of the Notes by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g)(2) under the Securities Act) or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes.

        (g) On or before the Closing Date, the Initial Purchasers and Counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

        All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and Counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchasers and Counsel for the Initial Purchasers shall reasonably request.

        8. Indemnification and Contribution. The Company and the Note Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto; or (ii) the omission or alleged omission to state in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, that the Company and the Note Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company and the Note Guarantors by such Initial Purchaser specifically for use therein as set forth in Section 12 hereof. The Company and the Note Guarantors will not, without the prior written consent of each Initial Purchaser, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Initial Purchaser or any person who controls any such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all of the Initial Purchasers and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

        (b) Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Company and the Note Guarantors, their respective directors, officers, and each person, if any, who controls any of the Company and the Note Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Note Guarantors, any such directors or officers of the Company and the Note Guarantors or any such controlling person of the Company and the Note Guarantors may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Note Guarantors by or on behalf of such Initial Purchaser specifically for use therein as set forth in Section 12 hereof, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Company or the Note Guarantors or any such directors or officers or such controlling person in connection with investigating, defending against or appearing as a third party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.

        (c)     Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party of the commencement thereof; but the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) such indemnifying party does not promptly retain counsel satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of such indemnifying party.

        (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) ("Losses"), the Company and the Note Guarantors, on the one hand, and the Initial Purchasers, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Company and the Note Guarantors, on the one hand, and the Initial Purchasers, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Note Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Company and the Note Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Company and the Note Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Note Guarantors bear to the total underwriting discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Notes hereunder. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Note Guarantors or the Initial Purchasers, the parties' intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Note Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above.

Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by such Initial Purchaser from the Company in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute hereunder are several in proportion to their respective obligations to purchase Notes as set forth in Schedule 1 hereto and not joint. For purposes of this paragraph
(d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director or officer of the Company or any Note Guarantor and each person, if any, who controls the Company or any Note Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Note Guarantors.

        (e) The obligations of the Company and the Note Guarantors under this Section 8 shall be in addition to any liability which the Company and the Note Guarantors may otherwise have and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability which the respective Initial Purchasers may otherwise have.

        9. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Note Guarantors, their respective officers, and the several Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of
(i) any investigation made by or on behalf of the Company, the Note Guarantors, any of their respective officers, directors or subsidiaries or any controlling person referred to in Section 8 hereof or any Initial Purchaser and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

        10. Termination. (a) This Agreement may be terminated with respect to the Notes in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading in the Company's common stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on any such exchange; (ii) a banking moratorium shall have been declared by New York, Pennsylvania or United States authorities or there has been a material disruption in securities clearance services in the United States; or (iii) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions which has an effect on the U.S. financial markets that, in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes as contemplated by the Final

Memorandum, as amended as of the date hereof.

        (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Sections 6 and 8 hereof.

        11. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date (the "Remaining Notes") in the respective proportions that the principal amount of the Notes set opposite the name of each non-defaulting Initial Purchaser in Schedule 1 hereto bears to the total number of the Notes set opposite the names of all the non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on the Closing Date, and no non-defaulting Initial Purchaser shall be obligated to purchase more than 110% of the amount of Notes that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non- defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the non-defaulting Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability on the part of any non- defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth herein.

        Nothing contained in this Agreement shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, the Company may postpone the Closing Date for up to five full business days in order to effect any changes in the Transaction Documents or in any other document or arrangement that, in the opinion of counsel for the Company or Counsel for the Initial Purchasers, may be necessary.

        12. Information Supplied by Initial Purchasers. The statements set forth under the headings "Plan of Distribution" and "Notice to Canadian Investors - Certain Relationships and Transactions" in the Preliminary Memorandum and the Final Memorandum and each of the sentences in the second full paragraph under the heading "Risk Factors - An active trading market may not develop for the Notes, and you may not be able to resell the Notes." in the Preliminary Memorandum and the Final Memorandum, to the extent such statements relate to the Initial Purchasers, constitute the only information furnished by any Initial Purchaser to the Company for the purposes of Sections 2(a) and 8 hereof.

        13. Notices. All communications hereunder shall be in writing and, if sent to any of the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to First Union Securities, Inc., One First Union Center, 301 South College Street, NC 0604, Charlotte, North Carolina 28288-0604, Attention: High Yield Origination, with a copy to Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006,

Attention: Allan Sperling, Esq. and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at JLG Industries, Inc., 1 JLG Drive, McConnellsburg, Pennsylvania 17233-9533, Attention: General Counsel, with a copy to Covington & Burling, 1201 Pennsylvania Avenue, NW, Washington, DC 20004-2401, Attention: W. Andrew Jack, Esq.

        14. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Initial Purchasers, the Company and the Note Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the several Initial Purchasers, the Company and the Note Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company and the Note Guarantors contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the Note Guarantors, the respective officers and any person or persons who control the Company or the Note Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from any Initial Purchaser shall be deemed a successor to such Initial Purchaser because of such purchase.

        15. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York.

        16.     Consent to Jurisdiction and Service of Process.

                (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is non-exclusive.

                (b) Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in
Section 12 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

        17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Note Guarantors and each of the several Initial Purchasers.

                                        Very truly yours,

                                        JLG INDUSTRIES, INC.


                                        By: /s/ James H. Woodward, Jr.
                                           ------------------------------------
                                           Name:  James H. Woodward, Jr.
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        ACCESS FINANCIAL SOLUTIONS, INC.


                                        By: /s/ James H. Woodward, Jr.
                                           ------------------------------------
                                           Name:  James H. Woodward, Jr.
                                           Title: President


                                        FULTON INTERNATIONAL, INC.


                                        By: /s/ James H. Woodward, Jr.
                                           ------------------------------------
                                           Name:  James H. Woodward, Jr.
                                           Title: President


                                        JLG EQUIPMENT SERVICES, INC.


                                        By: /s/ James H. Woodward, Jr.
                                           ------------------------------------
                                           Name:  James H. Woodward, Jr.
                                           Title: Secretary and Treasurer


                                        JLG MANUFACTURING, LLC


                                        By: /s/ James H. Woodward, Jr.
                                           ------------------------------------
                                           Name: James H. Woodward, Jr.
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                        GRADALL INDUSTRIES, INC.


                                        By: /s/ James H. Woodward, Jr.
                                           ------------------------------------
                                           Name:  James H. Woodward, Jr.
                                           Title: Vice President


                                        THE GRADALL COMPANY


                                        By: /s/ James H. Woodward, Jr.
                                           ------------------------------------
                                           Name:  James H. Woodward, Jr.
                                           Title: Vice President


                                        THE GRADALL ORVILLE COMPANY


                                        By: /s/ James H. Woodward, Jr.
                                           ------------------------------------
                                           Name:  James H. Woodward, Jr.
                                           Title: Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

FIRST UNION SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.
BANC ONE CAPITAL MARKETS, INC.
BMO NESBITT BURNS CORP.
BNY CAPITAL MARKETS, INC.
CREDIT LYONNAIS SECURITIES (USA) INC.

By FIRST UNION SECURITIES, INC. and
CREDIT SUISSE FIRST BOSTON CORPORATION
Each for itself and on behalf of the other Initial Purchasers

FIRST UNION SECURITIES, INC.

By: /s/ Lewis S. Morris III
   ------------------------------------
   Name:  Lewis S. Morris III
   Title: Vice President

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ Colleen A. Burke
   ------------------------------------
   Name:  Colleen A. Burke
   Title: Managing Director

                                                                       Exhibit A

             FORM OF COVINGTON & BURLING/ THOMAS D. SINGER OPINION
   [To be allocated between Covington & Burling and Thomas D. Singer, General
      Counsel of the Company, as reasonably acceptable to Counsel for the
                              Initial Purchasers]

                1. The Company and each Note Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized.

                2. The Company and each Note Guarantor is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to be in such good standing or to so qualify, in the aggregate, would not have a Material Adverse Effect.

                3. The Company and each Note Guarantor has full corporate power to own or lease its properties and conduct its businesses as described in the Final Memorandum, to enter into the Transaction Documents and to carry out their obligations thereunder.

                4. To our knowledge, (a) there is no action, suit or proceeding before any court or administrative body pending or threatened against or affecting the Company (i) asserting the invalidity of the Transaction Documents or the Notes; (ii) seeking to prevent the consummation of the transactions contemplated by the Transaction Documents; or
                                (iii) that would be likely to impair materially the ability of the Company to perform its obligations under the Transaction Documents; and
                                (b) there is no action, suit or proceeding before any court or administrative body pending or threatened against or affecting the Company that would be required to be described in a prospectus filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") that is not described in the Final Memorandum.

                5. The issued shares of capital stock of each of the Note Guarantors have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Company, either directly or through wholly owned subsidiaries.

                6. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Note



                                      Ex. A

                                Guarantor.

                7. The Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and the Note Guarantors and (in the case of the Indenture, assuming the due authorization, execution and delivery thereof by the Trustee) constitute legal, valid and binding obligations of the Company and the Note Guarantors, enforceable against them in accordance with their terms.

                8. The Notes are in the form contemplated by the Indenture, have been duly authorized by all necessary corporate action for issuance and sale pursuant to the Purchase Agreement and, assuming authentication by the Trustee, constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms and the terms of the Indenture.

                9. The statements in the Final Memorandum under the captions "Description of Notes," "Exchange Offer; Registration Rights" and "Certain United States Federal Tax Considerations", insofar as such statements constitute summaries of legal matters or documents, fairly summarize the matters referred to therein.

                10. In reliance on the representations, warranties and covenants of the Company and the Initial Purchasers in the Purchase Agreement and assuming the compliance by all parties with the offering procedures set forth in the Purchase Agreement, the offer and sale of the Notes by the Company to the Initial Purchasers is exempt from the registration requirements of the Securities Act and it is not necessary to qualify the Indenture under the Trust Indenture Act.

                11. The issuance, offering and sale of the Notes to the Initial Purchasers by the Company pursuant to the Purchase Agreement and the compliance by the Company and the Note Guarantors with the Transaction Documents do not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or any Note Guarantor, excluding state securities laws.

                12. The issuance, offering and sale of the Notes to the Initial



                                    Ex. A - 2

                                Purchasers by the Company pursuant to the Purchase Agreement and the compliance by the Company and the Note Guarantors with the Transaction Documents do not conflict with, result in a breach or violation of, or constitute a default under, (a) any agreement to which the Company or any Note Guarantor is bound that has been filed as an exhibit to the Company's annual report on Form 10-K for the year ended July 31, 2001, excluding the predecessors to the Bank Credit Facility and the Amended and Restated Financing Agreement, or any filings made by the Company under the Exchange Act since that date; (b) the Purchase and Sale Agreement dated as of April 26, 2002 between Access Financial Solutions, Inc. and Wells Fargo Equipment Finance, Inc.; (c) the Bank Credit Facility and the Amended and Restated Financing Agreement; (d) the charter or by-laws of the Company or any Note Guarantor; or (e) any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or any of the Note Guarantors.

                13. The Company is not an "investment company", and is not a company "controlled" by an "investment company", within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the securities of the Company.

In addition Covington & Burling shall include in its opinion or a separate letter the following language:

                In our capacity as counsel to the Company, we have examined a copy of the Final Memorandum. We have also reviewed and participated in discussions concerning the preparation of the Final Memorandum with certain officers and employees of the Company, with its auditors and with representatives of and counsel to the Initial Purchasers. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Final Memorandum, except as set forth in paragraphs 4(b) and 9 of our opinion addressed to you, dated the date hereof.

                Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that the Final Memorandum (other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we have not been requested to express a view), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a



                                    Ex. A - 3
        material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.



                                    Ex. A - 4

                                   SCHEDULE 1

                               INITIAL PURCHASERS

                                                         Aggregate Principal
                                                        Amount of Notes to be
Initial Purchasers                                   Purchased from the Company
------------------                                   --------------------------
First Union Securities, Inc.                                  $70,000,000
Credit Suisse First Boston Corporation                        $70,000,000
J.P. Morgan Securities Inc.                                   $17,500,000
Banc One Capital Markets, Inc.                                $4,375,000
BMO Nesbitt Burns Corp.                                       $4,375,000
BNY Capital Markets, Inc.                                     $4,375,000
Credit Lyonnais Securities (USA) Inc.                         $4,375,000

                  Total                                       $175,000,000




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